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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 2004 (except for Note 19, as to which the date is February 26, 2004), with respect to the consolidated financial statements of ILEX Oncology, Inc., as reported on pages F-1 through F-31 of ILEX Oncology, Inc.'s annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 12, 2004, incorporated by reference in Post-Effective Amendment No. 6 to the Registration Statement on Form S-3 to be filed on September 29, 2005 and related Prospectus of Genzyme Corporation for the registration of Genzyme Corporation's 1.25% Convertible Senior Notes due 2023 and common stock issuable upon conversion of the notes.

/s/ Ernst & Young LLP

San Antonio, Texas
September 27, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm